Exhibit 99.3

DUPONT DE NEMOURS, INC.

Offer to Exchange

All Shares of Common Stock of

NUTRITION & BIOSCIENCES, INC.

which are owned by DuPont de Nemours, Inc. and

will be converted into the right to receive Shares of Common Stock of International Flavors & Fragrances Inc. for

Shares of Common Stock of DuPont de Nemours, Inc.

Pursuant to the Prospectus, dated December 31, 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 29, 2021, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF DUPONT COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated December 31, 2020 (together with any amendments or supplements thereto, the “Prospectus”) and the related Letter of Transmittal and the Exchange and Transmittal Instruction Booklet (taken together, the “Letter of Transmittal”), including instructions therefor, for tendering shares of DuPont de Nemours, Inc. (“DuPont”) common stock, par value $0.01 per share (“DuPont common stock”), which collectively constitute the offer by DuPont to exchange all shares of common stock, par value $0.01 per share (“N&B common stock”), of Nutrition & Biosciences, Inc., a Delaware corporation (“N&B”), that are owned by DuPont in exchange for shares of DuPont common stock, the terms and conditions of which are more fully described in the Prospectus and the Exchange and Transmittal Instruction Booklet (the “Exchange Offer”). Capitalized terms used but not defined herein will have the meanings ascribed to them in the Prospectus.

Following the consummation of the Exchange Offer and the expected Clean-Up Spin-Off, Neptune Merger Sub I Inc. (“Merger Sub I”), a Delaware corporation and a wholly owned subsidiary of International Flavors & Fragrances Inc. (“IFF”), will be merged with and into N&B, whereby the separate corporate existence of Merger Sub I will cease and N&B will continue as the surviving corporation and a wholly owned subsidiary of IFF (the “Merger”). In the Merger, each outstanding share of N&B common stock (except for shares of N&B common stock held by N&B as treasury stock or by DuPont, which will be canceled and cease to exist, and no consideration will be delivered in exchange therefor) will be converted into the right to receive a number of shares of common stock of IFF, par value $0.125 per share (“IFF common stock”), equal to the exchange ratio set forth in the Merger Agreement (the “Merger Exchange Ratio”). Prior to the consummation of the Exchange Offer, N&B will issue to DuPont a number of shares of N&B common stock such that the number of shares of N&B common stock issued and outstanding at the time of the consummation of the Exchange Offer is approximately equal to the number of shares to be issued by IFF in the Merger, such that the Merger Exchange Ratio is approximately one and, as a result, each share of N&B common stock (except for shares of N&B common stock held by N&B as treasury stock or by DuPont, which will be canceled and cease to exist and no consideration will be delivered in exchange therefor) will be converted into the right to receive approximately one share of IFF common stock in the Merger.

We are the holder of record (directly or indirectly) of shares of DuPont common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of DuPont common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of DuPont common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Exchange and Transmittal Instruction Booklet.

Your attention is directed to the following:

1. DuPont is offering to exchange all shares of N&B common stock that are owned by DuPont for shares of DuPont common stock that are validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer. For each $100 of DuPont common stock accepted for exchange in the exchange offer, you will receive approximately $107.53 of shares N&B common stock, subject to an upper limit of 0.7180 shares of N&B common stock per share of DuPont common stock. This Exchange Offer does not provide for a minimum exchange ratio. See the section in the Prospectus entitled “The Exchange Offer—Terms of the Exchange Offer.” If the upper limit is in effect, then the exchange ratio will be fixed at that limit. IF THE UPPER LIMIT IS IN EFFECT, AND UNLESS YOU PROPERLY WITHDRAW YOUR SHARES, YOU WILL RECEIVE LESS THAN $107.53 OF N&B COMMON STOCK FOR EACH $100 OF DUPONT COMMON STOCK THAT YOU TENDER., AND YOU COULD RECEIVE MUCH LESS.

The value of DuPont common stock and N&B common stock will be determined by DuPont by reference to the simple arithmetic average of the daily volume-weighted average prices (“VWAP”) on each of the Valuation Dates of DuPont common stock on the New York Stock Exchange (the “NYSE”) and IFF common stock on the NYSE on each of the last full three trading days ending on and including the second trading day preceding the expiration date of the exchange offer period, as it may be voluntarily extended.

2. DuPont’s obligation to exchange shares of N&B common stock for shares of DuPont common stock is subject to certain conditions, as described in the Prospectus, which you should review in detail. See the section in the Prospectus entitled “The Exchange Offer—Conditions to Consummation of the Exchange Offer.”

3. Shares of DuPont common stock validly tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the Exchange Offer and, unless DuPont has previously accepted such shares for exchange pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once DuPont accepts shares of DuPont common stock pursuant to the Exchange Offer, your tender is irrevocable.

4. Following the Exchange Offer, the shares of N&B common stock remaining if the Exchange Offer is not fully subscribed because the number of shares of DuPont common stock that have been tendered results in fewer than all shares of N&B being exchanged, will be distributed in the Clean-Up Spin-Off on a pro rata basis to DuPont stockholders as of the record date. DuPont currently expects that a Clean-Up Spin-Off will be necessary to complete the distribution of all shares of N&B common stock. Any DuPont stockholder who validly tenders (and does not properly withdraw) shares of DuPont common stock for shares of N&B common stock and whose shares are accepted in the Exchange Offer will waive their rights with respect to such shares to receive, and forfeit any rights to, shares of N&B common stock distributed on a pro rata basis to DuPont stockholders in the Clean-Up Spin-Off.

The Exchange Offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of DuPont common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer presented does not extend to you.

If you wish to have us tender any or all of your shares of DuPont common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your shares of DuPont common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.

The Exchange Offer and withdrawal rights will expire at one minute after 11:59 p.m., New York City time, on January 29, 2021, unless the exchange offer is extended or terminated.

Instruction Form with Respect to

DUPONT DE NEMOURS, INC.

Offer to Exchange

All Shares of Common Stock of

NUTRITION & BIOSCIENCES, INC.

which are owned by DuPont de Nemours, Inc. and

will be converted into the right to receive Shares of Common Stock of International Flavors & Fragrances Inc. for

Shares of Common Stock of DuPont de Nemours, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated December 31, 2020 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by DuPont de Nemours, Inc. (“DuPont”) to exchange all shares of common stock, par value $0.01 per share (“N&B common stock”), of Nutrition & Biosciences, Inc. that are owned by DuPont and will be converted into the right to receive shares of International Flavors & Fragrances Inc. (“IFF”) common stock, par value $0.125 per share, for shares of DuPont common stock, par value $0.01 per share (“DuPont common stock”).

This instructs you to tender the number of shares of DuPont common stock indicated below (or if no number is indicated below, all shares of DuPont common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned. I further acknowledge and agree that once DuPont accepts any of the shares that I have tendered I will have waived any rights to receive, and forfeited any rights to, shares of N&B common stock distributed in the Clean-Up Spin-Off (as defined in the Prospectus).

Account Number:	SIGN HERE:

Shares of DuPont	Signature(s):
common stock to be tendered:

Name(s):

ODD-LOTS

☐	By checking this box, I represent that I own beneficially less than 100 shares of DuPont common stock and am tendering all my shares of DuPont common stock.

Dated:	Address (including Zip Code):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number(s), as applicable:

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE OFFER AGENT, THE EXCHANGE AGENT, THE INFORMATION AGENT, N&B, DUPONT OR IFF.